Exhibit 99.1

Ingram Micro Outlines Long-term Strategy, Intelligence-led Transformation and Multi-year Financial Framework at Capital Markets Day

•	Decades of scale, operating history and trusted relationships provide a foundation for long-term value creation.

•	Company to outline its continuing transformation into the industry’s B2B intelligent operating system for the global technology ecosystem.

•	Management to introduce a multiyear financial framework focused on profitable growth, cash generation and disciplined capital allocation.

DALLAS, TEXAS—(BUSINESS WIRE) —Sept. 15, 2026— Ingram Micro Holding Corporation (NYSE: INGM) will host its inaugural 2026 Capital Markets Day today, beginning at 10:15 a.m. CT at the NYSE Texas in Dallas. Members of the executive leadership team will discuss the company’s journey from a global distribution leader to the industry’s intelligent operating system for the B2B IT ecosystem. The company will also introduce a multi-year financial framework, summarized below:

Metrics for Fiscal Years 2026-2029E	Targets
Net sales CAGR	~4% to 6%
Gross profit CAGR	~5% to 7%
Operating expenses (annual)	~4.4% to 4.8% of net sales
Non-GAAP net income CAGR	~11% to 13%
Adjusted free cash flow / adjusted EBITDA (annual)	~30% or more
Adjusted ROIC (four-year average)	~16% to 17%

Additional modeling considerations will be provided in the Capital Markets Day presentation.

“For decades, our scale, reach, and relationships have made Ingram Micro a trusted partner across the global technology ecosystem. Today, we are entering a new chapter as we build on those strengths to create the industry’s B2B intelligent operating system at scale. We are uniquely positioned to help connect demand and supply in smarter ways so customers and vendor partners can operate more efficiently and unlock new opportunities for growth,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “The combination of our scale, trusted relationships, and intelligence-driven innovation positions us to create more value for our customers.”

“The next era of value creation will be defined by intelligence,” said Sanjib Sahoo, Ingram Micro’s President, Global Platform Group. “With Xvantage™, we are bringing together decades of data, workflows, and interactions into an intelligence advantage. Our platform can predict, recommend, automate, and increasingly take action. What differentiates Ingram Micro is not AI alone, but the combination of proprietary intelligence, the breadth of our relationships in the IT market and our global scale. Every interaction strengthens the platform, helping our customers and vendor partners achieve better outcomes while solidifying our competitive edge.”

“In the short term, for the third quarter of fiscal 2026 we expect to achieve results at the high end of the range of the guidance we provided on our second quarter earnings call in late July. And our full year 2026 guidance reflects continued momentum for a strong second half overall. Our long-term financial framework is built on clear objectives of growing gross profit faster than net sales, driving further operating expense efficiency and leverage, and converting that operating leverage into non-GAAP net income growth that, at the midpoint of our framework, is more than twice the rate of net sales growth,” said Mike Zilis, Ingram Micro’s Chief Financial Officer.

Capital Markets Day Highlights

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Unmatched ecosystem reach: Ingram Micro is a global technology distribution and solutions platform company serving more than 165,000 customers and more than 1,500 vendors across the globe with the ability to reach nearly 90% of the world’s population through a diversified IT portfolio spanning hardware, software, cloud, and services.

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One intelligent operating platform: Xvantage™ brings together more than 400 AI and machine-learning models into a single platform designed to reduce friction and expand profitability, turning engagement into economic value for both Ingram Micro and its partners.

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Proprietary intelligence at scale: Proprietary capabilities such as IDA, the company’s intelligent digital assistant, and real-time integration capabilities embed intelligence and action directly into the systems customers already use helping to accelerate the sales cycle and increase wins.

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Higher-quality growth: Higher-value solutions, services, cloud, and other offerings, including a reaccelerating lifecycle business and the company’s Enable AI program, are expected to support sustainable growth and market-share gains across the company’s four global regions.

Capital Markets Day Agenda

Ingram Micro’s 2026 Capital Markets Day program includes:

•	CEO Welcome – Paul Bay on the company’s long-term strategy and its transformation into the industry’s B2B intelligent operating system;

•	Transforming the Operating Model and Strategy – Sanjib Sahoo, on how intelligence is reshaping the way Ingram Micro operates and translating platform capabilities into measurable business outcomes;

•	Customer Panel – Customers on the value of Ingram Micro, its platform and partnership;

•	Regional Presidents Panel – The company’s regional leaders to discuss market-specific execution of one global operating model;

•	Finance Presentation – Mike Zilis and the finance team on the three-year financial framework and capital allocation; and

•	Executive Q&A – Executive leadership will address investor questions following the formal presentations.

In addition, attendees will have the opportunity to participate in an in-person tour of Ingram Micro’s Dallas Fort Worth Advanced Logistic Center, the company’s prototype automated solution “warehouse of the future.”

Webcast Information

A live webcast of the formal investor presentations will be available beginning at approximately 10:15 a.m. CT at

https://ir.ingrammicro.com/events-presentations/events. The materials presented during the event and a replay of the event will be made available on the company’s IR website following the conclusion of the event.

About Ingram Micro

Ingram Micro is a leading technology company in the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to a highly diversified base of business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we offer what we believe to be the industry’s first comprehensive business-to-consumer-like experience, integrating hardware and cloud subscriptions, personalized recommendations, instant pricing, order tracking, and billing automation. We also provide various technology services, including financing, specialized marketing, lifecycle management, and technical pre- and post-sales professional support. Learn more at www.ingrammicro.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with U.S. generally accepted accounting principles (GAAP), this release refers to non-GAAP financial measures, including non-GAAP net income, adjusted EBITDA, adjusted free cash flow, the ratio of adjusted free cash flow to adjusted EBITDA, and adjusted return on invested capital (ROIC). Management believes these measures provide useful supplemental information to investors regarding the company’s operating performance, cash generation and capital efficiency, and are used internally to evaluate the business and establish operational goals. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures and may not be comparable to similarly titled measures used by other companies.

We define non-GAAP net income as net income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, which includes development and implementation activities associated with the Company’s digital experience platform XvantageTM and a broader transformation program focused on optimizing and modernizing the Company’s operating systems, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to our IPO, (vi) stock-based compensation expense for restricted stock units issued in connection with our IPO, (vii) certain other items as defined in our credit agreements, (viii) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi) and (vii), and (ix) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from adjusted net income, which is a component of adjusted ROIC as described below.

We define adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, which includes development and implementation activities associated with the Company’s digital experience platform XvantageTM and a broader transformation program focused on optimizing and modernizing the Company’s operating systems, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) cash-based compensation expense associated with our cash -based long-term incentive program for certain employees in lieu of equity-based compensation prior to our initial public offering in October 2024 (the “IPO”), (v) stock-based compensation expense for restricted stock units issued in connection with our IPO, and (vi) certain other items as defined in our credit agreements.

We define adjusted free cash flow as net income adjusted to give effect to (i) depreciation and amortization, (ii) other non-cash items and changes to non-working capital assets/liabilities, (iii) changes in working capital, (iv) proceeds from the deferred purchase price of factored receivables, and (v) capital expenditures.

Adjusted ROIC is defined as adjusted net income divided by the invested capital for the period. Adjusted net income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, plus (v) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii) and (iv), plus (vi) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

The company has not provided a reconciliation of its forward-looking long-term non-GAAP financial framework to the most directly comparable forward-looking GAAP measures because certain items required for such reconciliations cannot be reasonably predicted without unreasonable effort, and their variability could have a significant impact on future GAAP results.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be identified by their use of terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions, but such words are not exclusive means of identifying forward-looking statements in this release. Statements in this release that are not historical facts are forward-looking statements, including statements regarding the company’s strategy, transformation, outlook, guidance, trends, plans, assumptions, expectations, commitments, intentions, market opportunities, the Xvantage™ platform, and the company’s long-term financial framework and objectives (including net sales, gross profit, operating expenses, non-GAAP net income, adjusted free cash flow, adjusted EBITDA, adjusted ROIC and capital allocation). These statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including economic and geopolitical conditions, IT spending, competition, supplier and customer concentration, execution of the company’s strategy and platform initiatives, changes in foreign currency exchange rates, and other risks described in the company’s filings with the U.S. Securities and Exchange Commission. The company’s long-term financial framework does not constitute guidance for any particular period and should not be interpreted as a projection of results for any specific fiscal year. The company assumes no obligation to update any forward-looking statement except as required by law.

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Investor and Media Contacts

Investor Relations

Willa McManmon

Vice President, Investor Relations

investors@ingrammicro.com

Media Relations

Lisa Zwick

Executive Director, Corporate Communications

Lisa.Zwick@ingrammicro.com

949-230-8794